UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

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PATRIOT NATIONAL BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

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PATRIOT NATIONAL BANCORP, INC.

900 Bedford Street

Stamford, Connecticut 06901

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Patriot National Bancorp, Inc.:

You are cordially invited to attend the 2014 Annual Meeting of Shareholders of Patriot National Bancorp, Inc., a Connecticut corporation (the “Company”), which will be held on December 16, 2014, starting at 10:00 a.m., Eastern Standard Time, at the offices of Robinson & Cole LLP, 1055 Washington Boulevard, 10th Floor, Stamford, Connecticut 06901, for the following purposes:

(1)	To elect six directors to serve until our Annual Meeting of Shareholders to be held in 2015 and until their successors are elected;

(2)	To ratify the appointment of KPMG LLP to serve as the independent registered public accounting firm for Patriot National Bancorp, Inc. for the 2014 fiscal year;

(3)	To amend our Certificate of Incorporation to effect a reverse stock split of the outstanding shares of our common stock at a ratio of one-for-ten (1:10); and

(4)	To transact any other business which may properly come before the meeting.

This Notice of 2014 Annual Meeting of Shareholders and the attached Information Statement dated November [25], 2014 should be read in conjunction with the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2013. Collectively, these documents contain all of the information and disclosures required in connection with the 2014 Annual Meeting of Shareholders. Copies of all these materials can be found on the Company’s website at www.pnbk.com.

By Order of the Board of Directors,

/s/ Michael A. Carrazza
Michael A. Carrazza
Chairman of the Board

/s/ Kenneth T. Neilson
Kenneth T. Neilson
President and Chief Executive Officer

November [25], 2014

INFORMATION STATEMENT

For the Annual Meeting of Shareholders to be held on

December 16, 2014

at the offices of Robinson & Cole LLP,

1055 Washington Boulevard, 10th Floor

Stamford, Connecticut 06901

at 10:00 a.m.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished to the shareholders of Patriot National Bancorp, Inc., a Connecticut corporation (“we,” “us,” “our,” the “Company” or “Patriot”). We are the bank holding company of Patriot National Bank (the “Bank”). This Information Statement relates to our resolutions to (a) elect six directors for the coming year, (b) retain KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year, (c) approve a reverse stock split of the outstanding shares of our common stock at a ratio of one-for-ten (1:10) (the “Reverse Stock Split”), and (d) transact any other business which may properly come before the meeting. These resolutions will be adopted by our Board of Directors prior to the 2014 Annual Meeting of Shareholders in accordance with statutes governing Connecticut corporations (the “Connecticut Law”) and will be presented to an annual meeting of our shareholders to be held on December 16, 2014, as outlined in the Notice of 2014 Annual Meeting of Shareholders (the “Annual Meeting”) that accompanies this Information Statement.

Our majority shareholder, PNBK Holdings LLC (“Holdings”), which owns 86% of our outstanding voting securities, has indicated that it will vote in favor of these resolutions. Holdings is managed by PNBK Sponsor, LLC (“Sponsor”). Michael A. Carrazza, the Chairman of our Board, is the manager of Sponsor. No other votes are required or necessary to elect directors for the coming year, to retain KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year or to approve the Reverse Stock Split.

The election of directors, the retention of KPMG LLP as our independent registered public accounting firm and the approval of the Reverse Stock Split are outlined below.

Important Notice of Internet Availability of Information Statement and Related Materials

As permitted by the federal securities laws, we are making this Information Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, available to our shareholders primarily via the Internet instead of mailing printed copies of these materials to each shareholder. On or about November [25], 2014 we intend to mail to our shareholders a Notice of Internet Availability, or “Notice,” containing instructions on how to access these materials, including the Information Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended. We intend to make the Information Statement available to our shareholders on or about November [25], 2014. This Information Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as amended, are available for viewing on the Internet at www.pnbk.com.

QUORUM AND VOTING REQUIREMENTS

Quorum Requirement

A majority of our outstanding common stock, $0.01 par value per share (the “Common Stock”), represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Vote Required

If a quorum is present, action by the shareholders (i) on the election of directors and the retention of KPMG LLP as our independent registered public accounting firm is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action and (ii) on the Reverse Stock Split is approved if a majority of the outstanding shares of Common Stock vote in favor of the action. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

In the election of directors, shareholders may cumulate their votes. Cumulative voting allows a shareholder to allocate among the director nominees, as the shareholder sees fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares held by the shareholder. For example, if a shareholder owns 100 shares of stock, and there are six directors to be elected at the Annual Meeting, a shareholder may allocate 600 “for” votes (six multiplied by 100) among as few or as many of the six nominees to be voted on at the Annual Meeting as the shareholder chooses. Cumulative voting applies only to the election of directors. For all other matters, each share of Common Stock outstanding as of the close of business on the Record Date (as defined below), is entitled to one vote.

In determining the number of votes cast for or against a proposal, shares abstaining from voting on a matter (including elections) will (i) not be treated as a vote for or against the proposal on the election of directors and the retention of KPMG LLP as our independent registered public accounting firm and (ii) be treated as a vote against the Reverse Stock Split.

Dissenters’ Right of Appraisal

Our shareholders do not have dissenters’ rights of appraisal with respect to the proposals to be considered at the Annual Meeting.

Other Business

At the date hereof, our management has no knowledge of any business other than that described in the notice for the Annual Meeting that will be presented for consideration at the Annual Meeting.

BENEFICIAL OWNERSHIP AND OTHER MATTERS

Record Date

The record date for determining the shareholders entitled to vote at the Annual Meeting was the close of business on Tuesday November [25], 2014 (the “Record Date”), at which time we had issued and outstanding 39,160,627 shares of Common Stock which were owned by [            ] shareholders of record. The shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Annual Meeting.

Beneficial Ownership

The table below provides certain information about beneficial ownership of Common Stock of the Company as of the Record Date with respect to: (i) each person, or group of affiliated persons, who is known to the Company to own more than five percent (5%) of Company Common Stock; (ii) each of the Company’s directors; (iii) each of the Company’s executive officers; and (iv) all of the Company’s directors and executive officers as a group.

Except as otherwise noted, to the knowledge of the Company, all persons listed below have sole voting and dispositive power with respect to all shares of Common Stock they beneficially own, except to the extent authority is shared by spouses under applicable law. Applicable percentage ownership is based on 39,160,627 shares of Common Stock outstanding. In computing the number of shares of Common Stock beneficially owned by a person and applicable percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within sixty (60) days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each shareholder is in care of Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, CT 06901.

	Shares of Common Stock Beneficially Owned
Beneficial Owner	Shares		Percent of Class
Michael A. Carrazza	33,671,500	(1)	86.0%
Edward N. Constantino	36,363	(4)	*
Kenneth T. Neilson	610,270	(2)	1.6%
Christina L. Maier	78,942	(7)	*
Emile Van den Bol	56,493	(5)	*
Raymond Smyth	48,196	(3)	*
Michael J. Weinbaum	76,363	(4)	*
Richard A. Muskus	38,168	(6)	*
Philip W. Wolford	12,873	(9)	*
Samuel Davis	71,746	(8)	*
All Directors and Executive Officers	34,700,914	(1)(2)(3)(4)(5)(6)(7)(8)(9)	88.6%

*	Less than one percent (1%)
(1)	Includes 33,600,000 shares held by Holdings. Mr. Carrazza is the manager of Sponsor, which is the manager of Holdings; therefore, Mr. Carrazza may be deemed to indirectly beneficially own the shares directly owned by Holdings. Holdings has sole voting and dispositive power with regard to all 33,600,000 shares; Sponsor and Carrazza have shared voting and shared dispositive power of said shares. Also includes 55,000 shares held by Solaia Capital Management Profit Sharing Plan for the benefit of Mr. Carrazza. Mr. Carrazza has sole voting and dispositive power with regard to such shares.
(2)	Includes 57,700 shares held by Neilson Holdings LP (“NH”). Mr. Neilson is the general partner of NH; therefore, Mr. Neilson may be deemed to indirectly beneficially own the shares held by NH. Also includes 451,971 shares issued pursuant to a Restricted Stock Agreement which have not yet vested.
(3)	Includes 6,264 shares held in an IRA for the benefit of Mr. Smyth. Also includes 14,499 shares issued pursuant to a Restricted Stock Agreement which have not yet vested.
(4)	Includes 14,589 shares issued pursuant to a Restricted Stock Agreement which have not yet vested.
(5)	Includes 29,700 shares held by Brooklawn Capital LLC (“Brooklawn”). Mr. Van den Bol is the Chief Executive Officer of Brooklawn ; therefore, Mr. Van den Bol may be deemed to indirectly beneficially own the shares held by Brooklawn. Also includes 14,589 shares issued pursuant to a Restricted Stock Agreement which have not yet vested.
(6)	Includes 38,168 shares issued pursuant to a Restricted Stock Agreement which have not yet vested.
(7)	Includes 57,692 shares issued pursuant to a Restricted Stock Agreement which have not yet vested.
(8)	Includes 28,846 shares issued pursuant to a Restricted Stock Agreement which have not yet vested.
(9)	Includes 84 shares held in joint tenancy with Regine Vantieghem, Mr. Wolford’s wife, and 302 shares owned solely by Regine Vantieghem, over which Mr. Wolford disclaims beneficial ownership.

None of our directors have informed us in writing that they intend to oppose any action to be taken by us at the Annual Meeting.

Changes in Control

There are no arrangements known to management that may result in a change of control of the Company.

ITEM 1. ELECTION OF DIRECTORS

The first item to be acted upon at the Annual Meeting is the election of six directors to our Board of Directors. Each of the persons elected will serve a term of one year and until the election and qualification of his successor or until his earlier resignation, death or removal. Each nominee is currently serving as one of our directors. We are not aware of any material proceedings to which any of the nominee directors, or any associate of any such director, is a party adverse to us or has a material interest adverse to us. Each nominee has consented to being named as a nominee and to serve if elected.

If any director nominee named in this information statement shall become unable or decline to serve (an event which the Board of Directors does not anticipate), a substitute may be nominated and elected.

Nominees for Election as Directors

The nominees for election as directors have provided the following information about themselves:

Name	Age	Current Position with the Company
Michael A. Carrazza	48	Chairman of the Board of Directors
Kenneth T. Neilson	66	President and Chief Executive Officer and Director
Edward N. Constantino	68	Director
Raymond B. Smyth	67	Director
Emile Van den Bol	49	Director
Michael J. Weinbaum	47	Director

The nominees for election as directors have provided the following information about themselves:

Michael A. Carrazza

Mr. Carrazza has been Chairman of the Board of Directors of the Company since 2010. Through Sponsor, Mr. Carrazza manages Holdings, the Company’s largest shareholder. Mr. Carrazza is also CEO of Solaia Capital Advisors, an investment management company specializing in the acquisition and operational enhancement of middle market businesses. In 2004, he co-founded Bard Capital Group where he sponsored several transactions in the industrial sector. Mr. Carrazza currently serves as Chairman and director of Siena Capital Finance. From 2001 until 2003, he was principal at The GlenRock Group, a middle market investment firm, where he structured and financed the buyout of International Surface Preparation Group, Inc. (“ISPC”) from U.S. Filter/Vivendi. He subsequently worked at ISPC as Vice President in the office of the Chairman, managing the company’s financings, restructure and subsequent sale.

Kenneth T. Neilson

Mr. Neilson has been President and Chief Executive Officer since March 18, 2013 and has served as a director of Patriot since 2010. Mr. Neilson is the retired President, Chairman and CEO of Hudson United Bank and Hudson United Bancorp where he served for 23 years. After becoming President and CEO in 1989, Mr. Neilson led Hudson United Bancorp from a one state, 15 branch network with $500 million in assets, to a premiere franchise spanning four states with over 200 branch locations and an asset size of $9 billion by 2006 when it was sold to TD Banknorth. Mr. Neilson currently serves as a Board Member of Quinnipiac University.

Edward N. Constantino

Mr. Constantino has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Anderson LLP and KPMG LLP. Mr. Constantino retired from KPMG in late 2009, where he was an Audit Partner in charge of the Firm’s real estate and asset management businesses. Mr. Constantino is a member of the Board of Directors of ARC Property Trust and a member of the Audit Committee of the New York City Housing Authority. Mr. Constantino also serves as a consultant for the law firm of Skadden Arps. Mr. Constantino’s specific skills include auditing national and multinational organizations, internal control and compliance, financial reporting, regulatory reporting, risk management, asset valuation, accounting and finance and transaction structuring. He is a licensed CPA, a Member of the American Institute of Certified Public Accountants and a Member of the New York State Society of Public Accountants. He is currently a Member of the Board of Trustees and the Audit Committee Chairman of St. Francis College.

Raymond B. Smyth

Mr. Smyth served as our director from November 2008 until 2010 and since 2011. He is a retired partner in the accounting firm of Masotti & Masotti. In addition, he is a CPA and a financial expert.

Emile Van den Bol

Mr. Van den Bol is currently the Chief Executive Officer of Brooklawn Capital, LLC. Brooklawn Capital is an investment management company which advises and invests in real estate and securities. Mr. Van den Bol retired in 2010 as Managing Director of the Commercial Real Estate Group of Deutsche Bank Securities, Inc. Mr. Van den Bol joined Deutsche Bank in 2001 as Managing Director and held several executive positions in the Commercial Real Estate Group including Global Co-Head Structured Finance, Global Head Commercial Real Estate CDO Group and Member of the Global Commercial Real Estate Executive Committee. Mr. Van den Bol was from 2005 to 2009 a Governor of the Board of the Commercial Mortgage Securities Association. From 1996 to 2001 Mr. Van den Bol was employed by Lehman Brothers where he held a number of positions including Head of Esoteric Principal Finance Group and Co-Head of Lehman Brothers Franchise Conduit. Mr. Van den Bol was a member of Morgan Stanley’s Structured Finance Group from 1991 to 1996.

Michael J. Weinbaum

Mr. Weinbaum has been the Vice President of Real Estate Operations for United Capital Corp. for more than twenty years. Mr. Weinbaum has extensive experience in real estate operations and transactions. He is a member of the International Council of Shopping Centers and has been a member of United Capital’s Board of Directors since 2005. Mr. Weinbaum currently serves on the Finance Board and Board of Trustees for St. Mary’s Healthcare for Children.

Executive Officers

Our executive officers who do not serve as directors and/or who are not nominees for election as directors are:

Name	Age	Current Position with the Company
Christina L. Maier	60	Executive Vice President and Chief Financial Officer
Richard A. Muskus	46	Executive Vice President and Chief Lending Officer
Samuel S. Davis	58	Executive Vice President and Chief Credit Officer
Philip W. Wolford	66	Chief Compliance Officer and Secretary

Christina L. Maier

Ms. Maier has served as Executive Vice President and Chief Financial Officer of Patriot since October 1, 2013. Prior to joining the Bank, Ms. Maier served as Senior Vice President and Director, U.S. Accounting and Reporting at Brown Brothers Harriman, a multinational financial services firm she joined in October 2006. She was Senior Vice President and Controller of Provident New York Bancorp and served 15 years at Hudson United Bancorp, where she was First Senior Vice President, serving in capacities including Controller and Chief Accounting Officer.

Richard A. Muskus

Mr. Muskus has served as Executive Vice President and Chief Lending Officer of the Bank since February of 2014. Prior to joining the Bank, Mr. Muskus spent 13 years at Connecticut Community Bank serving as Senior Vice President of Commercial Lending and, from 2010, as President of its Greenwich Bank & Trust division.

Samuel S. Davis

Mr. Davis has served as Executive Vice President and Chief Credit Officer of Patriot since April 2013 and was the Bank’s Senior Lending Officer from September 2011 to April 2013. Prior to joining Patriot in November 2009, Mr. Davis was Senior Vice President of Lending at Connecticut Community Bank from January 2000 to November 2009.

Philip W. Wolford

Mr. Wolford has served as Patriot’s Chief Compliance Officer and Secretary since October 2010. He has also served as Chief Operating Officer and Secretary of the Bank since September 2000. He was President and Chief Executive Officer of the Bank from September 1994 until June 1999 and Secretary of the Bank from September 1998 until September 2000 and President of the Bank from August 1999 until September 2000. Mr. Wolford served as a director of Patriot from 1999 to 2010 and as a director of the Bank from 1994 to 2010.

Certain Relationships, Related Transactions and Director Independence

There are no family relationships among our executive officers and directors. In the ordinary course of business, the Bank has made loans to officers and directors (including loans to members of their immediate families and loans to companies of which a director owns 10% or more). The total amount of loans to officers and directors outstanding was $0 as of December 31, 2013, and as of the Record Date. In the opinion of management, all of such loans were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral requirements, as those then prevailing for comparable transactions with persons not related to the lender. The Bank believes that at the time of origination these loans neither involved more than the normal risk of collectability nor presented any other unfavorable features.

Information about transactions involving related persons is assessed by Patriot’s independent directors. Related persons include Patriot’s directors and executive officers as well as immediate family members of directors and officers. If the independent directors approve or ratify a material transaction involving a related person, then the transaction would be disclosed in accordance with the Securities and Exchange Commission (the “SEC”) rules. If the related person is a director, or a family member of a director, then that director would not participate in those discussions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers, directors and persons who own more than 10% of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. No Form 3 or 4 filings are known to be late for any of the directors, officers and beneficial owners of more than 10% of any class of equity securities of the Company in 2013, except for one filing by Mr. Neilson and two filings by Mr. Davis.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Our business affairs are managed under the direction of the Board of Directors in accordance with the Connecticut Business Corporation Act, our certificate of incorporation and our bylaws. Members of our Board of Directors are kept informed of our business through discussions with the Chairman of the Board, our Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees. Our corporate governance practices are summarized below.

During 2013, our Board of Directors met 12 times. During 2013, each of our directors attended at least 75% of the meetings of our Board of Directors and at least 75% of the meetings of the committees of the Board on which each director served.

Director Attendance at Annual Meetings

We have a policy encouraging attendance by members of the Board of Directors at our Annual Meetings of shareholders. All of our directors attended the 2013 Annual Meeting of Shareholders.

Independence of Board of Directors and Members of Its Committees

We are a controlled company under NASDAQ rules because more than 50% of the voting power for the election of our directors is held by one shareholder. As a result, we are not required to maintain a majority of independent directors on our Board of Directors, nominating committee or compensation committee. The Board of Directors has determined that the following nominees for election as directors at the Annual Meeting are independent: Edward N. Constantino, Emile Van den Bol, Michael J. Weinbaum and Raymond B. Smyth. The Board of Directors has also determined that the Audit Committee is comprised entirely of independent directors within the meaning of applicable laws and regulations, the listing standards of the NASDAQ stock market and our corporate guidelines set forth in the Audit Committee Charter.

Independence Standards

The Board of Directors examines the independence of the directors annually. For a director to be considered independent, the Board of Directors must determine that the director does not have any relationship with us or any of our affiliates, either directly or as a partner, shareholder or officer of an organization that has such a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

A director will not be considered independent if, among other things, the director has:

•	Been employed by the Bank or its affiliates at any time in the current year or during the past three years.

•	Accepted any payments from the Bank or its affiliates in excess of $120,000 during any period of twelve consecutive months within the preceding three years (except for Board services, retirement plan benefits, non-discretionary compensation or loans made by the Bank in accordance with applicable banking regulations).

•	An immediate family member who is, or has been in the past three years, employed by the Bank or its affiliates as an executive officer.

•	Been a partner, controlling shareholder or an executive officer of any “for profit” business to which the Bank made or from which it received, payments (other than those which arise solely from investments in the Bank’s securities) that exceed 5% of the entity’s or the Bank’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the preceding three years.

•	Been employed as an executive officer of another entity where any of the Bank’s executive officers serve on that entity’s compensation committee.

Board Leadership Structure and Role in Risk Oversight

Although our Board of Directors has not adopted a formal policy with respect to whether the principal executive officer should also serve as Chairman of the Board, our principal executive officer and Chairman of the Board are currently separate individuals. Our Board of Directors believes that having a separate Chairman of the Board is appropriate given our business characteristics.

The Board of Directors’ primary responsibility is to seek to maximize long-term shareholder value. The Board of Directors selects our management, monitors management and Company performance, and provides advice and counsel to management. Among other things, the Board of Directors regularly reviews our business strategy and approves our budget. In fulfilling the Board of Directors’ responsibilities, non-employee directors have full access to our management, external auditors and outside advisers.

Committees of the Board of Directors

The members of our Board of Directors devote time and talent to certain standing committees. Among these committees are the Audit Committee, Compensation Committee, Executive Committee and the Nominating and Corporate Governance Committee. The principal functions and members of each committee are described below.

The functions of the Audit Committee include (i) reviewing and recommending policies regarding internal audit and credit review, (ii) establishing and implementing policies to comply with applicable regulations, (iii) causing suitable audits to be made by auditors engaged by the Audit Committee on our behalf, and (iv) pre-approving all audit services and permitted non-audit services provided by the auditors. The Audit Committee or its Chairman also discusses with the independent auditors the auditors’ review of our unaudited quarterly financial statements. The Audit Committee operates pursuant to a written charter, as amended by the Board of Directors on October 23, 2012. Shareholders may request a copy of the Audit Committee Charter, without charge, by contacting Christina L. Maier, Executive Vice President and Chief Financial Officer, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901, (203) 251-8210. The members of the Audit Committee are Messrs. Constantino (chairman), Smyth and Van den Bol each of whom is an independent director as defined by SEC and NASDAQ rules. The Board has determined that Messrs. Constantino and Smyth have the professional experience necessary to qualify as Audit Committee financial experts under SEC rules. During 2013, the Audit Committee met nine times.

The Compensation Committee determines executive compensation. The members of the Compensation Committee are Messrs. Constantino (chairman) and Van den Bol. During 2013, the Compensation Committee met four times. In performing its duties, the Compensation Committee may engage consultants to assist it in determining the amount or form of executive and director compensation. During 2013, the Compensation Committee did not engage any consultants. The Compensation Committee consults with our executive officers in determining executive and director compensation.

The Executive Committee exercises, if needed and when the Board of Directors is not in session, all powers of the Board of Directors that may lawfully be delegated. The members of the Executive Committee are Messrs. Carrazza (chairman), Constantino, Neilson and Van den Bol. During 2013, the Executive Committee did not meet.

The principal function of the Nominating and Corporate Governance Committee is to consider and recommend to the full Board of Directors nominees for directors of Patriot and the Bank. The Nominating and Corporate Governance Committee is also responsible for reporting and recommending from time to time to the Board of Directors matters relative to corporate governance. The members of the Nominating and Corporate Governance Committee are Messrs. Van den Bol (chairman), Carrazza, Constantino and Weinbaum. During 2013, the Nominating and Corporate Governance Committee did not meet.

Nomination Process

The process of reviewing and making recommendations for nominations and appointments to the Board of Directors is the responsibility of the Nominating and Corporate Governance Committee. Our directors have a critical role in guiding our strategic direction and in overseeing management. The Nominating and Corporate Governance Committee will consider candidates for the Board of Directors based upon several criteria, including their broad-based business and professional skills and experiences, concern for the long-term interests of shareholders, personal integrity and judgment. Candidates should have reputations, both personal and professional, consistent with our image and reputation. Directors must have time available to devote to Board activities and to enhance their knowledge of the banking industry. Accordingly, the Board of Directors seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities for us, and who are expected to contribute to an effective Board of Directors.

The Nominating and Corporate Governance Committee utilizes the following process for identifying and evaluating nominees to the Board of Directors. In the case of incumbent directors, each year the Board of Directors informally reviews each director’s overall service to us during the term, including the number of meetings attended, level of participation and performance. In the case of new director candidates, the Nominating and Corporate Governance Committee may solicit from existing directors the names of potential candidates who meet the criteria above; the Nominating and Corporate Governance Committee may discuss candidates suggested by our shareholders; and, if deemed appropriate by the Board of Directors, the Nominating and Corporate Governance Committee may engage a professional search firm. To date, the Nominating and Corporate Governance Committee has not engaged a professional search firm to identify or evaluate potential nominees, but it retains the right to do so in the future, if necessary. The Nominating and Corporate Governance Committee meets to discuss and consider these candidates’ qualifications and then chooses new candidates by majority vote. Each of the nominees for director listed above was recommended by the Nominating and Corporate Governance Committee in 2013.

Shareholder Nominations

Under our by-laws, nominations for directors may be made by any shareholder of any outstanding class of our capital stock who delivers notice, along with the additional information and materials required by our by-laws and certificate of incorporation, to our Chairman of the Board not fewer than 14 days and not more than 50 days before the Annual Meeting. Shareholders may obtain a copy of our certificate of incorporation and by-laws by writing to our Corporate Secretary, 900 Bedford Street, Stamford, Connecticut 06901.

To be considered, the shareholder’s nomination must contain: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of our capital stock that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of our shares of capital stock owned by the notifying shareholder. In addition, the nomination should include any other information relating to the proposed nominee required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the nominee’s written consent to serve as a director if elected.

Communications with the Board

Interested parties, including shareholders, wishing to communicate directly with the Board of Directors or any independent directors should send written communications to Michael A. Carrazza, Chairman of the Board, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901. Each communication will be reviewed by Mr. Carrazza who will make appropriate recommendations to the Board of Directors, which may include discussing the matter raised with the Board of Directors as a whole, with only the independent directors, and/or with other members of the senior management team. We believe that this procedure allows the Board of Directors to be responsive to shareholder communications in a timely and appropriate manner.

Code of Conduct

Each of our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer is required to comply with the Patriot National Bancorp, Inc. Code of Conduct for Senior Executive Financial Officers adopted by our Board of Directors. The Code of Conduct was adopted to deter wrongdoing and promote honest and ethical conduct; full, fair, accurate and timely disclosure in public documents; compliance with law; prompt internal reporting of Code of Conduct violations, and accountability for adherence to the Code of Conduct. The Code of Conduct was filed with the SEC as an exhibit to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004. All of our directors, officers and employees are also required to comply with a general Code of Conduct that satisfies the rules set out in Section 406(c) of the Sarbanes-Oxley Act of 2002. Shareholders may request a copy of either Code, without charge, by contacting Christina L. Maier, Executive Vice President and Chief Financial Officer, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901, (203) 251-8210.

EXECUTIVE COMPENSATION

Director Compensation

The following table details the compensation paid to or accrued for each of Patriot’s non-management directors in 2013:

Name	Fees Earned or Paid in Cash ($)	Cash Awards ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Edward N. Constantino	19,250	-0-	4,935	-0-	-0-	-0-	-0-	24,185
Kenneth T. Neilson (1)	3,750	-0-	4,935	-0-	-0-	-0-	-0-	8,685
Raymond Smyth	15,500	-0-	4,441	-0-	-0-	-0-	-0-	19,941
Emile Van den Bol	18,000	-0-	4,935	-0-	-0-	-0-	-0-	22,935
Michael J. Weinbaum	9,250	-0-	4,935	-0-	-0-	-0-	-0-	14,185

(1)	Mr. Neilson was a non-employee director for the period January 1, 2013 to March 17, 2013.
(2)	The table provides the dollar value of any restricted stock awards that vested during the period. The awards may have been granted during the current period or prior periods.

Patriot’s directors who are also executive officers do not receive compensation for service on the Board of Directors or any of its committees. Non-employee directors of Patriot receive $750 for each board meeting in which they participate and fees ranging from $250 to $500 for each committee meeting in which they participate. In addition, non-employee directors who serve as the chair of a committee receive additional fees ranging from $2,000 to $6,000 per year.

Our directors are also reimbursed for reasonable and necessary out-of-pocket expenses incurred in connection with their service to us, including travel expenses.

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by our Chief Executive Officer, Chief Financial Officer and the two other executive officers who received the highest annual compensation. Certain of the named executive officers are entitled to certain payments in connection with resignation, retirement or other termination.

Name and Principal Position(s )	Year	Salary	Bonus	Restricted Stock	All Other Annual Compensation		Total
Michael A. Carrazza	2013	$200,000	$—	$—	$—		$200,000
Chairman	2012	$300,000	$—	$—	$658		$300,658
Christopher D. Maher (1)	2013	$111,173	$—	$—	$3,000		$114,173
President and CEO	2012	$375,000	$—	$—	$18,250	(7)	$393,250
Kenneth T. Neilson (2)	2013	$—	$200,000	$300,000	$181,457	(8)	$681,457
President and CEO	2012	$—	$—	$25,000	$—		$25,000
William C. Gray (3)	2013	$209,269	$3,500	$—	$—		$212,769
Executive Vice President and Chief Financial Officer	2012	$201,923	$—	$—	$4,442		$206,365
Christina L. Maier (4)	2013	$48,462	$—	$60,000	$—		$108,462
Executive Vice President and Chief Financial Officer	2012	$—	$—	$—	$—		$—
Mark C. Foley (5)	2013	$82,692	$—	$—	$2,481		$85,173
Executive Vice President and Chief Credit Officer	2012	$215,000	$—	$—	$17,977	(9)	$232,977
Samuel Davis (6)	2013	$200,000	$25,000	$30,000	$—		$255,000
Executive Vice President and Chief Credit Officer	2012	$160,000	$—	$—	$—		$160,000

(1)	Mr. Maher resigned as President and CEO effective March 18, 2013.
(2)	Mr. Neilson assumed the position of President and CEO effective March 18, 2013.
(3)	Mr. Gray was the Chief Financial Officer from December 1, 2012 through his retirement on September 30, 2013.
(4)	Ms. Maier has been employed by Patriot as Chief Financial Officer since October 1, 2013.
(5)	Mr. Foley was the Chief Credit Officer from November 2011 through May 2013.
(6)	Mr. Davis assumed the position of Chief Credit Officer in April 2013.
(7)	Includes a $12,000 annual automobile allowance.
(8)	Includes a $12,000 annual automobile allowance, $123,800 housing costs and $28,275 travel reimbursements
(9)	Includes a $15,000 relocation allowance.

401(k) Plan

The Bank maintains a tax-qualified 401(k) Plan under Section 401(a) of the Internal Revenue Code with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Employees become eligible to make salary reduction contributions to the 401(k) Plan and to receive any matching or discretionary contributions made to the 401(k) Plan by the Bank on the first day of the quarter coinciding with or next following the date that the employee has attained 21 years of age and completed at least 1,000 hours of service in a period of six to 12 consecutive calendar months.

Under the 401(k) Plan, participants may elect to have the Bank contribute a portion of their compensation each year, subject to certain limitations imposed by the Internal Revenue Code. The 401(k) Plan permits the Bank to make discretionary matching and additional discretionary contributions to the 401(k) Plan. Participants in the 401(k) Plan may direct the investment of their accounts in several types of investment funds.

Participants are always 100% vested in their elective deferrals, matching and discretionary matching contributions and related earnings under the 401(k) Plan. Participants are permitted to receive a distribution from the 401(k) Plan only in the form of a lump sum payment.

Patriot National Bancorp, Inc. 2012 Stock Plan

In 2011, Patriot adopted the Patriot National Bancorp, Inc. 2012 Stock Plan (the “2012 Plan”). The 2012 Plan is administered by the Compensation Committee of Patriot’s Board of Directors. Grants under the 2012 Plan may be made in the form of stock options, restricted stock and phantom stock units. The 2012 Plan authorizes 3,000,000 shares of Patriot’s Common Stock for issuance. Phantom stock units may be granted under the 2012 Plan up to 1,000,000 units.

Under the terms of the 2012 Plan, only Patriot employees and employees of its subsidiaries may receive stock options. The exercise price of the stock options shall be not less than the fair market value of the stock on the date of grant. The Compensation Committee shall determine the dates upon which the options may be exercisable, which shall not exceed 10 years from the date of grant. The options may be exercised on a cashless basis if approved by the Compensation Committee.

Only directors and employees of Patriot are eligible to receive grants of restricted stock under the 2012 Plan. Restricted stock grants generally vest in quarterly installments over a five year period from the date of grant. The vesting of restricted stock awards and options may be accelerated in accordance with terms of the plan. The Compensation Committee shall make the terms and conditions applicable to the vesting of restricted stock awards and stock options.

Only Patriot’s employees and employees of its subsidiaries are eligible to receive phantom stock units under the 2012 Plan. The phantom stock units entitle the holder to receive upon exercise, in cash or shares of Common Stock, the appreciation in the value of the Common Stock from the date of grant. The Plan Committee shall determine the terms and conditions of each phantom stock unit award. Upon a change of control of Patriot, the grantee shall be required to redeem all of his or her phantom stock units. In the event of a sale of substantially all of Patriot’s assets, all outstanding phantom stock units will be redeemed.

Under the 2012 Plan, 117,387 shares of restricted stock were awarded in 2012 and 329,649 shares of restricted stock were awarded in 2013.

ITEM 2. RATIFICATION OF INDEPENDENT AUDITORS

The second item to be acted upon at the Annual Meeting is the ratification of the Board of Directors’ selection of our independent registered public accounting firm.

The Board of Directors has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending December 31, 2014 and to perform other appropriate accounting services. KPMG has served as our independent registered public accounting firm since November 17, 2010, and has no relationship with us other than that arising from their employment as our independent registered public accounting firm.

Audit Fees

The following table sets forth the principal accounting fees we paid to KPMG, an independent registered public accounting firm, with respect to our fiscal years ended December 31, 2013 and 2012 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services rendered that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other services rendered.

	Year Ended
	December 31, 2013	December 31, 2012
Audit fees (1)	$369,000	$462,750
Audit-related fees	—	—
Tax fees (2)	39,800	65,000
All other fees	—	—
Total fees	$408,800	$527,750

(1)	Audit fees with respect to the years ended December 31, 2013 and December 31, 2012 represent payments made by Patriot to KPMG LLP for professional services. These payments were approved by the Audit Committee.
(2)	Tax fees with respect to the years ended December 31, 2013 and December 31, 2012 represent payments made by Patriot to KPMG LLP for their preparation of Patriot’s federal and state income tax returns, tax advice and planning. These payments were approved by the Audit Committee.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accountants. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

The Audit Committee approved the audit-related fees, tax fees and all other fees set forth above for the year ended December 31, 2013.

REPORT OF AUDIT COMMITTEE

The Audit Committee reviewed and discussed the audited financial statements with management, and discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended. The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K, as amended.

Edward N. Constantino

Raymond B. Smyth

Emile Van den Bol

ITEM 3. THE REVERSE STOCK SPLIT

The third item to be acted upon at the Annual Meeting is the approval of the Reverse Stock Split. The Board of Directors has been granted the authority to effect the Reverse Stock Split. If the Board of Directors decides to implement the Reverse Stock Split, it will become effective through an amendment to the Company’s Certificate of Incorporation.

The Reverse Stock Split amendment permits (but does not require) the Board of Directors to effect a reverse stock split of the Company’s Common Stock by a ratio of one-for-ten (1:10). In determining the ratio, the Board of Directors considered, among other things, factors such as:

•	the initial listing requirements of any market or exchange the Company may consider applying to be listed upon;

•	the historical trading price and trading volume of our Common Stock;.

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

The Board of Directors reserves the right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in our best interests and the best interests of our stockholders.

Ten shares of existing Common Stock will be combined into one share of Common Stock. The amendment to the Certificate of Incorporation to effect the Reverse Stock Split, if any, will include the foregoing reverse stock split ratio. The proposed amendment to the Certificate of Incorporation is attached hereto as Exhibit A.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The primary purpose for the Reverse Stock Split is to increase the market price of our Common Stock to make our Common Stock more attractive to a broader range of institutional and other investors. In addition to increasing the market price of our Common Stock, the Reverse Stock Split may facilitate trading as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our and our stockholders’ best interests.

We believe that the Reverse Stock Split will enhance our ability to maintain our listing on the NASDAQ Capital Market (“NASDAQ”). One of the NASDAQ listing requirements is that the bid price of our Common Stock is at a specified minimum per share. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum bid price would, following the Reverse Stock Split, remain over the minimum bid price requirement of NASDAQ.

Additionally, we believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost-effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase (proportionately to the reduction in the number of shares of our Common Stock after the Reverse Stock Split or otherwise) following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split could be lower or higher than the total market capitalization before the Reverse Stock Split.

Authorized Shares of Stock

The Reverse Stock Split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock. We will not change the number of shares of Common Stock currently authorized. However, upon the effectiveness of the Reverse Stock Split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the Reverse Stock Split.

As of November [25], 2014, we had (i) 100,000,000 authorized shares of Common Stock, of which 39,160,627 shares of Common Stock were issued and outstanding, 2,202,100 shares were unissued but reserved for issuance under the 2012 Plan, and the remaining 58,625,568 shares were authorized but unissued and not reserved for issuance, and (ii) 1,000,000 shares of authorized preferred stock, $0.01 par value per share, of which no shares are issued and outstanding and the remaining 1,000,000 shares were authorized but unissued and not reserved for issuance.

We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed Reverse Stock Split.

We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares that will be available following the Reverse Stock Split.

Because the number of authorized shares of Common Stock would not be reduced proportionately, the Reverse Stock Split would increase the ability of the Board of Directors to issue authorized and unissued shares without further stockholder action. The development of our business may require substantial additional capital, and our continued operations may depend on our ability to raise additional funding, which could occur through fundraising transactions that involve issuance of shares of Common Stock or securities convertible into or exercisable for Common Stock; depending on several factors, including the number of shares that are issued or issuable in any such transaction, such shares could include authorized but unissued shares that would become available as a result of the Reverse Stock Split. Authorized but unissued shares of Common Stock are available for future issuance as may be determined by the Board of Directors without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, strategic partnering arrangements, equity incentive plans, acquisitions of assets or businesses, stockholder right plans, and stock splits or stock dividends. Except for a stock split or stock dividend, future issuances of Common Stock will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis. If the Board of Directors authorizes the issuance of additional shares after the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected. Many stock issuances do not require stockholder approval, and the Board of Directors generally seeks approval of our stockholders in connection with a proposed issuance only if required at that time.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing (the “Split Effective Time”) of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Connecticut. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, the Board of Directors reserves the right to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Certificate of Incorporation, the Board of Directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Ten shares of existing common stock will be combined into one new share of common stock. Based on 39,160,627 shares of common stock issued and outstanding as of November [25], 2014, immediately following the Reverse Stock Split the Company would have approximately 3,916,062 shares of Common Stock issued and outstanding (without giving effect to the cashing out of fractional shares)

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent the Reverse Stock Split would result in fractional shares, as described below. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power, except to the extent the Reverse Stock Split would result in fractional shares, as described below.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Split Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which are numbers used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. We expect that our Common Stock will continue to be quoted on NASDAQ under the symbol “PNBK” subject to any decision of the Board of Directors to list our securities on a different stock exchange and approval by such exchange of the listing.

Payment for Fractional Shares

With respect to shares held by our common stockholders, whether shares are held in street name or directly, fractional shares will not be issued as a result of the Reverse Stock Split. Instead, fractional shares will be cashed out. For example, if a stockholder holds 505 shares on a pre-split basis, 500 shares would be combined and converted into 50 shares on a post-split basis and the stockholder would receive cash for five pre-split shares.

The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

•	The fraction to which such holder would otherwise be entitled by
•	Ten times the closing price of a share of Common Stock on NASDAQ on the day during which the Reverse Stock Split occurs.

Stockholders would not be entitled to receive interest for their fractional shares. Any stockholder holding a number of Patriot shares that is less than the ratio used to implement the Reverse Stock Split will be completely cashed out as a result of the payment of fractional shares in lieu of any fractional share interests.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive shares of post-Reverse Stock Split Common Stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent necessary instructions by our transfer agent after the Split Effective Time indicating how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to our transfer agent in accordance with its instructions. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio.

Accounting Matters

This proposed amendment to the Certification of Incorporation will not affect the par value of our common stock per share. As a result, as of the Split Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Information Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, subject to the discussion below regarding stockholders cashing out a fractional share, a stockholder should not recognize gain or loss on the Reverse

Stock Split. The aggregate adjusted tax basis of the post-Reverse Stock Split shares received should be equal to the aggregate adjusted tax basis of the pre-Reverse Stock Split shares exchanged, and the holding period of the post-Reverse Stock Split shares received should include the holding period of the pre-Reverse Stock Split shares exchanged (other than any portion of such basis taken into account in determining income from the receipt of cash in lieu of a fractional share).

A stockholder who receives cash in lieu of fractional shares in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of cash received in lieu of fractional shares and the portion of the stockholder’s adjusted tax basis allocable to the fractional shares unless the distribution of cash is treated as having the effect of a distribution of dividend, in which case the gain will be treated as dividend income to the extent of our current accumulated earnings and profits as calculated for U.S. federal income tax purposes. Stockholders are urged to consult their own tax advisors to determine whether a stockholder’s receipt of cash has the effect of a distribution of a dividend.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

No gain or loss will be recognized by us on the Reverse Stock Split.

Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder is encouraged to consult with his or her own tax advisor with respect to the potential tax consequences to him or her of the Reverse Stock Split.

ADDITIONAL INFORMATION

The 2014 Annual Meeting of Shareholders is scheduled to be held on December 16, 2014. Pursuant to Rule 14a-8 promulgated under the Exchange Act, our shareholders may present proper proposals for inclusion in our proxy or information statement and for consideration at the next annual meeting of shareholders by submitting their proposals to our Secretary in a timely manner. In order to be included in the proxy or information statement for the 2015 Annual Meeting of Shareholders, shareholder proposals must be received by our Secretary no later than June 30, 2015 and must otherwise comply with the requirements of Rule 14a-8.

We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Any person, including any beneficial owner, to whom this Information Statement is delivered may request copies of our periodic reports, information statements or other information concerning us, without charge, by written request, directed to [Name], Secretary, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901 or by telephone at 203-252-5925. If you would like to request documents, please do so by December 5, 2014 in order to receive them before the Annual Meeting.

THIS INFORMATION STATEMENT IS DATED NOVEMBER [25], 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS INFORMATION STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

/s/ Michael A. Carrazza
Michael A. Carrazza
Chairman of the Board November [25], 2014

Exhibit A

Proposed Amendment to the Certificate of Incorporation

SECRETARY OF THE STATE OF CONNECTICUT

MAILING ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF STATE, P.O. BOX 150470, HARTFORD, CT 06115-0470

DELIVERY ADDRESS: COMMERCIAL RECORDING DIVISION, CONNECTICUT SECRETARY OF STATE, 30 TRINITY STREET, HARTFORD, CT 06106

PHONE: 860-509-6003             WEBSITE: www.concord-sots.ct.gov

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

USE INK. COMPLETE ALL SECTIONS. PRINT OR TYPE. ATTACH 81/2 X 11 SHEET IF NECESSARY.

FILING PARTY (CONFIRMATION WILL BE SENT TO THIS ADDRESS):		FILING FEE: $100 MAKE CHECKS PAYABLE TO “SECRETARY OF THE STATE”

NAME:	David F. O’Meara, Paralegal
ADDRESS: CITY: STATE:	Robinson & Cole LLP 280 Trumbull Street Hartford CT ZIP: 06103

1. NAME OF CORPORATION: PATRIOT NATIONAL BANCORP, INC.

2. THE CERTIFICATE OF INCORPORATION IS (CHECK A, B OR C): ☒ A. AMENDED ☐ B. RESTATED ☐ C. AMENDED AND RESTATED THE RESTATED CERTIFICATE CONSOLIDATES ALL AMENDMENTS INTO A SINGLE DOCUMENT.

3. CHECK 3A OR 3B OR BOTH, AS APPROPRIATE. ☒ 3A. TEXT OF EACH AMENDMENT / RESTATEMENT:

On December 16, 2014 the shareholders of the Corporation approved the following amendment to the Certificate of Incorporation of the Corporation:

On December     , 2014 at 5:00 pm EST (the “Effective Time”) pursuant to the Connecticut Business Corporation Act and this amendment to the Corporation’s Certificate of Incorporation, each ten (10) shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall pay cash in lieu of any such fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.

☐  3B. ELECTION OF BENEFIT CORPORATION STATUS. (MUST check box 3B if electing Benefit Corporation Status.:)

The corporation elects to be a Benefit Corporation. In addition to the stated purposes for which the corporation is formed, the corporation shall also have the purpose to create a general public benefit as defined in the Connecticut Benefit Corporation Act. [NOTE: If the Benefit Corporation adopts one or more specific public benefits in addition to the required general public benefit, then the corporation must set forth the specific public benefit(s) in Box 3A, “TEXT OF EACH AMENDMENT/RESTATEMENT”, above. If so, then BOTH Box 3A AND Box 3B should be checked on the form.]

4. VOTE INFORMATION (SELECT A, B, C OR D):

☒	A. THE AMENDMENT WAS APPROVED BY SHAREHOLDERS IN THE MANNER REQUIRED BY SECTIONS 33-600 TO 33-998 OF THE CONNECTICUT GENERAL STATUTES, AND BY THE CERTIFICATE OF INCORPORATION.

☐	B. THE AMENDMENT WAS APPROVED BY THE INCORPORATORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.

☐	C. THE AMENDMENT WAS APPROVED BY THE BOARD OF DIRECTORS. NO SHAREHOLDER APPROVAL WAS REQUIRED.

☐

D.    THE AMENDMENT WAS APPROVED BY A MINIMUM STATUS VOTE, AS REQUIRED BY THE CONNECTICUT BENEFIT CORPORATION ACT. SELECT D IF A MINIMUM STATUS VOTE RESULTED IN THE ELECTION OF BENEFIT CORPORATION STATUS.

5. EXECUTION: DATED THIS DAY OF , 20
NAME OF SIGNATORY (print or type)	CAPACITY/TITLE OF SIGNATORY	SIGNATURE
Michael A. Carrazza	Chairman of the Board